FOR IMMEDIATE RELEASE

May 6, 2004

PRESS CONTACT:	Jane Gideon
Incendio International
Tel: 415-682-9292
jane@incendio.net

ACTIVANT SOLUTIONS INC. COMMENCES REDEMPTION OF ITS
OUTSTANDING 9% SENIOR SUBORDINATED NOTES DUE 2008

     AUSTIN, TEXAS, May 6, 2004 — Activant Solutions Inc. (“Activant”) announced today that it will redeem the remaining $17.5 million of its 9% senior subordinated notes due 2008. Activant will pay the redemption price of 103% of the aggregate principal amount of the notes together with interest accrued to June 3, 2004, the redemption date.

About Activant Solutions
Activant Solutions Inc. (“Activant”) is a leading provider of business management solutions designed for companies with complex products in high-service distribution environments. Over 17,000 specialty wholesale, retail and manufacturing customer locations use Activant to help drive new levels of business performance. With proven experience and success, Activant is fast becoming an industry standard for companies seeking competitive advantage through stronger customer integration. The company’s business management solutions include advanced software, professional services, content, supply chain connectivity, and analytics. Headquartered in Austin, Texas; Activant has operations in Livermore, CA, Denver, CO, Canada, France, Ireland and the United Kingdom.

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Statements in this press release that are not statements of historical or current fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Activant’s actual results to be materially different from its historical results or from any future results expressed or implied by such forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and subject to risks. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Activant’s filings with the Securities and Exchange Commission. Activant assumes no duty to update information contained in this press release at any time.